UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):  January 1, 2014

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Gulf Island Fabrication, Inc. (“Gulf Island”) entered into Change of Control Agreements, effective January 1, 2014 (collectively, the “Agreements”), with the following executive officers, Jeffrey M. Favret, Todd F. Ladd and Kirk J. Meche (each individually, the “Executive” and collectively, the “Executives”). The Agreements replace previous Change of Control Agreements between Gulf Island and Messrs. Favret and Meche, which expired on December 31, 2013 (collectively, the “Expired Agreements”) and are substantially similar to the Expired Agreements. The Agreements entitle the Executives to receive additional benefits in the event of a termination of employment under certain circumstances following a change of control of Gulf Island, as described below. Each Agreement provides that if, during a specified period of time following a change of control, Gulf Island or its successor terminates the Executive other than by reason of death, disability, retirement or cause (as defined in the Agreements), or the Executive voluntarily terminates his employment for good reason (as defined in the Agreement), the Executive will receive a lump-sum cash payment equal to the sum of his prorated bonus plus two times (in the case of Mr. Meche) or one and one half times (in the case of Messrs. Favret and Ladd) the sum of (a) the Executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the Executive during the three fiscal years immediately preceding the termination date. This specified period of time following a change of control is 24 months for Mr. Meche and 18 months for Messrs. Favret and Ladd. Gulf Island shall continue to provide to each of the Executives insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date that Executive accepts new employment. The benefits provided under the Agreements are in addition to the value of any accelerated vesting of equity awards resulting from a change of control under Gulf Island’s stock incentive plans. If any part of the payments or benefits received by the Executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code. A copy of each Agreement is attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01                Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

	Exhibit No.	Description

	10.1	Change of Control Agreement between Gulf Island Fabrication, Inc. and Jeffrey M. Favret.

	10.2	Change of Control Agreement between Gulf Island Fabrication, Inc. and Todd F. Ladd.

	10.3	Change of Control Agreement between Gulf Island Fabrication, Inc. and Kirk J. Meche.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche President and Chief Executive Officer

Dated:  January 3, 2014